EXHIBIT 99.1


                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE


         CRIIMI MAE Closes Payoff of Bear Stearns Secured Recourse Debt

     Rockville, MD, July 1, 2004 - CRIIMI MAE Inc. (NYSE: CMM) announced that on June 30, 2004 the Company paid off all of its Bear Stearns secured recourse debt. As previously announced, CRIIMI MAE used $239 million of total proceeds from the issuance of a repurchasable senior interest representing approximately 82% of the face value of the Company's BB+ rated securities, $15 million of proceeds from the liquidation of its interest rate swaps, and a $42 million draw on a new four-year limited recourse repurchase facility from Deutsche Bank AG to pay off the $293 million of Bear Stearns debt.

     For further information about the Company, see the Company's Web site: www.criimimaeinc.com. Shareholders and securities brokers should contact Shareholder Services at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at
(202) 546-6451, e-mail pastore@ix.netcom.com.


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